EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 183 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated October 7, 2011 which was filed as Exhibit (i) to Post-Effective Amendment No. 179.

/s/ Timothy P. Walsh
     Timothy P. Walsh, Esq.

December 28, 2011

Boston, Massachusetts